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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Clarke American Corp. and subsidiaries of our report dated November 22, 2005, except to Note 19 which is as of April 12, 2006, relating to the consolidated financial statements and financial statement schedule of Clarke American Corp.'s predecessor Novar USA Inc. (‘‘Novar’’), which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 12, 2006